                                                                     Exhibit 3.2

                                     BYLAWS

                                       OF

                        FAMILY HOME HEALTH SERVICES, INC.

                                   AS ADOPTED

                                NOVEMBER 10, 2005

                                TABLE OF CONTENTS

ARTICLE 1 CORPORATE OFFICES................................................    1
   1.1    Registered and Principal Offices.................................    1
   1.2    Other Offices....................................................    1
   1.3    .................................................................    1
ARTICLE 2 STOCKHOLDERS' MEETINGS...........................................    1
ARTICLE 3 ANNUAL MEETINGS..................................................    2
ARTICLE 4 SPECIAL MEETINGS.................................................    2
ARTICLE 5 NOTICE...........................................................    2
   5.1    Notice Of Stockholders' Meetings.................................    2
   5.2    Advance Notice Of Stockholder Nominees...........................    3
   5.3    Advance Notice Of Stockholder Business...........................    4
   5.4    Telephonic Meetings..............................................    5
ARTICLE 6 WAIVER; CONSENT; RATIFICATION....................................    5
   6.1    Waiver Of Notice.................................................    5
   6.2    Consent Of Stockholders In Lieu Of Meeting.......................    5
   6.3    Ratification And Approval Of Actions At Special Meetings.........    6
ARTICLE 7 QUORUM OF STOCKHOLDERS; ADJOURNED MEETINGS.......................    6
ARTICLE 8 VOTING...........................................................    7
ARTICLE 9 PROXIES..........................................................    8
ARTICLE 10 BOARD OF DIRECTORS..............................................    8
ARTICLE 11 POWERS OF DIRECTORS.............................................    9
ARTICLE 12 BOARD OF DIRECTORS MEETINGS AND CONSENTS........................    9
   12.1   Meetings.........................................................    9
   12.2   Telephonic/Electronic Meetings...................................    9
   12.3   Consent To Action................................................   10
ARTICLE 13 QUORUM OF DIRECTORS.............................................   10
ARTICLE 14 LIMITATIONS OF POWER............................................   10
ARTICLE 15 COMMITTEES......................................................   10
   15.1   Committees Of Directors..........................................   10
   15.2   Committee Minutes................................................   11
   15.3   Meetings And Action Of Committees................................   11
ARTICLE 16 OFFICERS........................................................   11
ARTICLE 17 ELIGIBILITY OF OFFICERS.........................................   11
ARTICLE 18 ADDITIONAL OFFICERS AND AGENTS..................................   12
ARTICLE 19 CHIEF EXECUTIVE OFFICER.........................................   12

ARTICLE 20 PRESIDENT.......................................................   12
ARTICLE 21 CHIEF OPERATING OFFICER.........................................   12
ARTICLE 22 CHIEF FINANCIAL OFFICER.........................................   13
ARTICLE 23 SECRETARY.......................................................   13
ARTICLE 24 TREASURER.......................................................   13
ARTICLE 25 RESIGNATIONS AND REMOVALS.......................................   14
ARTICLE 26 VACANCIES.......................................................   14
ARTICLE 27 CERTIFICATES OF STOCK...........................................   14
ARTICLE 28 TRANSFER OF STOCK...............................................   15
ARTICLE 29 INDEMNITY.......................................................   15
   29.1   Indemnification Of Officers And Directors In Advance.............   15
   29.2   Indemnification Of Employees And Agents..........................   16
   29.3   Indemnity Not Exclusive..........................................   16
   29.4   Indemnification For Successful Defense...........................   16
   29.5   Continuing Right To Indemnification..............................   16
   29.6   Insurance And Other Financial Arrangements.......................   17
   29.7   Amendment of Article.............................................   17
ARTICLE 30 TRANSFER BOOKS AND RECORD DATES.................................   17
   30.1   Record Date For Notice And Voting................................   17
   30.2   Record Date For Purposes Other Than Notice And Voting............   18
ARTICLE 31 LOSS OF CERTIFICATES............................................   18
ARTICLE 32 CORPORATE AUTHORITY.............................................   18
   32.1   Checks; Drafts; Evidences Of Indebtedness........................   18
   32.2   Corporate Contracts And Instruments; How Executed................   18
ARTICLE 33 FISCAL YEAR.....................................................   19
ARTICLE 34 CHANGES IN NEVADA LAW...........................................   19
ARTICLE 35 AMENDMENTS......................................................   19

                              AMENDED AND RESTATED
                                     BYLAWS
                                       OF
                       FAMILY HOME HEALTH SERVICES, INC.,
                              A NEVADA CORPORATION

                                    ARTICLE 1
                                CORPORATE OFFICES

     1.1  REGISTERED AND PRINCIPAL OFFICES.

     The registered office of the corporation in the State of Nevada is the address of the resident agent. The corporation shall maintain at the registered office (a) a copy, certified by the Secretary of State of Nevada of its Articles of Incorporation an all amendments thereto; (b) a copy, certified by the secretary of the corporation of the corporation's Bylaws and all amendments thereto, and (c) a stock ledger or a duplicate stock ledger, revised annually, containing the names, alphabetically arranged, of all persons who are stockholders of the corporation, showing their places residence, if known, and the number of shares held by them respectively, or a statement setting out the name of the custodian of the corporation's stock ledger or duplicate stock ledger and the present and complete mailing or street address where the stock ledger or duplicate stock ledger is kept.

     The principal office of the corporation shall be located at 801 West Ann Arbor Trail, Suite 200, Plymouth, Michigan 48170 unless and until otherwise decided by the Board of Directors of the corporation (the "Board of Directors"), who may fix the location of the principal office of the corporation at any place within or outside the State of Nevada.

     1.2  OTHER OFFICES.

     The Board of Directors may at any time establish branch or subordinate offices at any place or places where the corporation is qualified to do business.

                                    ARTICLE 2

                             STOCKHOLDERS' MEETINGS

     All meetings of stockholders shall be held either at the principal office of the corporation or at any other place within or without the State of Nevada or the United States as the Board of Directors or any person authorized to call such meeting or meetings may designate.

                                    ARTICLE 3

                                 ANNUAL MEETINGS

     The annual meeting of the stockholders of the corporation shall be held at such date and time as designated from time to time by the Board of Directors. At the annual meeting, directors shall be elected and any other business may be transacted as may be properly brought before the meeting.

                                    ARTICLE 4

                                SPECIAL MEETINGS

     Except as otherwise provided by law, special meetings of the stockholders of the corporation shall be held whenever called by the chairman of the corporation or by a majority of the Board of Directors and shall be called by the president or secretary upon the order of the Board. No business shall be acted upon at a special meeting of stockholders except as set forth in the notice of the meeting.

                                    ARTICLE 5

                                     NOTICE

     5.1  NOTICE OF STOCKHOLDERS' MEETINGS.

     The president, chief executive officer, if any, a vice president, the secretary, an assistant secretary or any other individual designated by the Board of Directors shall sign and deliver or cause to be delivered to the stockholders written notice of any stockholders' meeting not less than ten (10) days, but not more than sixty (60) days, before the date of such meeting. The notice shall state the purpose or purposes for which the meeting is called, the time when and place, which can be within or without the State of Nevada, where the meeting is to be held and the means of electronic communication(s), if any, by which the stockholders or the proxies thereof shall be deemed to be present in person and vote. The notice shall contain or be accompanied by such additional information as may be required by the Nevada Revised Statutes ("NRS"), including, without limitation, NRS 78.379, 92A.120 or 92A.410.

     In the case of an annual meeting, subject to Section 5.3 below, any proper business may be presented for action, except that (a) if a proposed plan of merger, conversion or exchange is submitted to a vote, the notice of the meeting must state that the purpose, or one of the purposes, of the meeting is to consider the plan of merger, conversion or exchange and must contain or be accompanied by a copy or summary of the plan and (b) if a proposed action creating dissenters' rights is to be submitted to a vote, the notice of the meeting must state that the stockholders are or may be entitled to assert dissenters' rights under NRS 92A.300 to 92A.500, inclusive, and be accompanied by a copy of those sections.

     A copy of the notice shall be (i) personally delivered or (ii) mailed postage prepaid to each stockholder of record entitled to vote at the meeting at the address appearing on the records of the corporation, unless he, she or it shall have filed with the secretary of the corporation a written request that notice intended for him, her or it be mailed to some other address, in which case it shall be delivered to the address designated in such request. Upon mailing, service of the notice is complete, and the time of the notice begins to run from the date upon which the notice is deposited in the mail. If the address of any stockholder does not appear upon the records of the corporation or is incomplete, it will be sufficient to address any notice to such stockholder at the registered office of the corporation. Notwithstanding the foregoing and in addition thereto, any notice to stockholders given by the corporation pursuant to Chapters 78 or 92A of the NRS, the Articles of Incorporation of the corporation, as amended from time to time (the "Articles of Incorporation"), or these Bylaws, may be given pursuant to the forms of electronic transmission listed herein provided such forms of transmission are consented to in writing by the stockholder receiving such electronically transmitted notice and such consent is filed by the secretary of the corporation in the corporate records. Electronic notice as contemplated herein shall be deemed given (1) by facsimile when directed to a number consented to by the stockholder to receive notice, (2) by electronic mail when directed to an e-mail address consented to by the stockholder to receive notice, (3) by posting on an electronic network together with a separate notice to the stockholder of the specific posting on the later of the specific posting or the giving of the separate notice or (4) any other electronic transmission as consented by and when directed to the stockholder. The stockholder consent necessary to permit electronic transmission of notice to such stockholder shall be deemed revoked and of no force and effect if (A) the corporation is unable to deliver by electronic transmission two consecutive notices given by the corporation in accordance with the stockholder's consent and (B) the inability to deliver by electronic transmission becomes known to the secretary, assistant secretary, transfer agent or other agent of the corporation responsible for the giving of notice.

     The written certificate or affidavit of the individual signing a notice of a meeting, setting forth the substance of the notice or having a copy thereof attached thereto, the date the notice was mailed or personally delivered to the stockholders and the addresses to which the notice was mailed, shall be prima facie evidence of the manner and fact of giving such notice. In addition, in the absence of fraud, an affidavit of the individual signing a notice of a meeting that the notice thereof has been given by a form of electronic transmission is prima facie evidence of the facts stated in the certificate or affidavit.

     5.2  ADVANCE NOTICE OF STOCKHOLDER NOMINEES.

     Nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of stockholders by or at the discretion of the Board of Directors or by any stockholder of the corporation entitled to vote in the election of directors at the meeting who complies with the notice procedures set forth in this Section 5.2. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the secretary of the corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than forty-five (45) days prior to the anniversary of the date on which the corporation first mailed proxy materials for the prior year's annual meeting; provided, however, that if the corporation's annual meeting of stockholders occurs on a date more than thirty (30) days earlier or later than the anniversary of the corporation's prior year's annual meeting, then the corporation's Board of Directors shall determine a date a reasonable period prior to the corporation's annual meeting of stockholders by which date the stockholder's notice must be delivered and shall publicize such date in a filing pursuant to the Securities Exchange Act of 1934, as amended, or via press release. Such publication shall occur at least ten (10) days prior to the deadline date for stockholder nominations set by the Board of Directors. Such stockholder's notice shall set forth (a) as to each person, if any, whom the stockholder proposes to nominate for election or re-election as a director:
(i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the corporation which are beneficially owned by such person,
(iv) any other information relating to such person that is required by law to be disclosed in solicitations of proxies for election of directors, and (v) such person's written consent to being named as a nominee and to serving as a director if elected; and (b) as to the stockholder giving the notice: (i) the name and address, as they appear on the corporation's books, of such stockholder, and (ii) the class and number of shares of the corporation which are beneficially owned by such stockholder, and (iii) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) relating to the nomination. At the request of the Board of Directors any person nominated by the Board for election as a director shall furnish to the secretary of the corporation that information required to be set forth in the stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section. The chairman of the meeting shall, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if he or she should so determine, he or she shall so declare at the meeting and the defective nomination shall be disregarded.

     5.3  ADVANCE NOTICE OF STOCKHOLDER BUSINESS.

     At the annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be: (a) as specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. Business to be brought before an annual meeting by a stockholder shall not be considered properly brought if the stockholder has not given timely notice thereof in writing to the secretary of the corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than forty-five (45) days prior to the anniversary of the date on which the corporation first mailed proxy materials for the prior year's annual meeting; provided, however, that if the corporation's annual meeting of stockholders occurs on a date more than thirty (30) days earlier or later than the anniversary of the corporation's prior year's annual meeting, then the corporation's Board of Directors shall determine a date a reasonable period prior to the corporation's annual meeting of stockholders by which date the stockholder's notice must be delivered and shall publicize such date in a filing pursuant to the Securities Exchange Act of 1934, as amended, or via press release. Such publication shall occur at least ten (10) days prior to the deadline date for stockholder nominations set by the Board of Directors. A stockholder's notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address of the stockholder proposing such business, (iii) the class and number of shares of the corporation, which are beneficially owned by the stockholder, (iv) any material interest of the stockholder in such business, and (v) any other information that is required by law to be provided by the stockholder in his or her capacity as a proponent of a stockholder proposal. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section. The chairman of the annual meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section, and, if he or she should so determine, he or she shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted.

     Notwithstanding the foregoing provisions of this Section 5.3, to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholders' meeting, stockholders must provide notice as required by the regulations promulgated under the Securities Exchange Act of 1934, as amended. Nothing in these Bylaws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

     5.4  TELEPHONIC MEETINGS.

     Stockholders may participate in a meeting of the stockholders by means of a telephone conference network, or a similar communications method by which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this subsection constitutes presence in person at such meeting.

                                    ARTICLE 6

                          WAIVER; CONSENT; RATIFICATION

     6.1  WAIVER OF NOTICE.

     Whenever any notice whatsoever is required to be given by these Bylaws, or the Articles of Incorporation, or the NRS, a waiver thereof in a signed writing or by transmission of an electronic record by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

     6.2  CONSENT OF STOCKHOLDERS IN LIEU OF MEETING.

     Unless otherwise provided in the certificate of incorporation, any action required to be taken at al meeting of stockholders may be taken without a meeting, if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such action at a meeting, then that proportion of written consents is required.

     Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing.

     6.3  RATIFICATION AND APPROVAL OF ACTIONS AT SPECIAL MEETINGS.

     Whenever all persons entitled to vote at any meeting, whether of directors or stockholders, consent, either by a writing on the record of the meeting or filed with the secretary, or presence at such meeting and oral consent entered on the minutes, or taking part in the deliberations at such meeting without objection, the doings of such meeting shall be valid as if such meeting was regularly called and noticed. At such meeting any business may be transacted which is not excepted from the written consent or to the consideration of which no objection for want of notice is made at the time.

     If any meeting be irregular for want of notice or of consent, provided a quorum was present at such meeting, the proceedings of the meeting may be ratified and approved and rendered likewise valid and the irregularity or defect therein waived by a writing signed by all parties having the right to vote at such meeting. Such consent or approval of stockholders or creditors may be by proxy or power of attorney, but all such proxies and powers of attorney must be in writing.

                                    ARTICLE 7

                   QUORUM OF STOCKHOLDERS; ADJOURNED MEETINGS

     Except as hereinafter provided or otherwise provided by the Articles of Incorporation or by law, at any meeting of the stockholders, stockholders holding at least a majority of the voting power of the corporation's capital stock, represented in person or by proxy (regardless of whether the proxy has authority to vote on all matters), shall constitute a quorum. If, on any issue, voting by classes or series is required by the NRS, the Articles of Incorporation or these Bylaws, at least a majority of the voting power, represented in person or by proxy (regardless of whether the proxy has authority to vote on all matters), within each such class or series is necessary to constitute a quorum of each such class or series.

     If a quorum is not represented, a majority of the voting power represented or the person presiding at the meeting may adjourn the meeting from time to time until a quorum shall be represented. At any such adjourned meeting at which a quorum shall be represented, any business may be transacted which might have been transacted as originally called. When a stockholders' meeting is adjourned to another time or place hereunder, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. However, if a new record date is fixed for the adjourned meeting, notice of the adjourned meeting must be given to each stockholder of record as of the new record date. The stockholders present at a duly convened meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the departure of enough stockholders to leave less than a quorum.

                                    ARTICLE 8

                                     VOTING

     Unless otherwise provided in the NRS or the Articles of Incorporation, each stockholder of record, or such stockholder's duly authorized proxy, shall be entitled to one vote for each share of voting stock standing registered in such stockholder's name at the close of business on the record date

     Except as otherwise provided in these Bylaws, all votes with respect to shares standing in the name of an individual at the close of business on the record date (including pledged shares) shall be cast only by that individual or such individual's duly authorized proxy. With respect to shares held by a representative of the estate of a deceased stockholder, or a guardian, conservator, custodian or trustee, even though the shares do not stand in the name of such holder, votes may be cast by such holder upon proof of such representative capacity. In the case of shares under the control of a receiver, the receiver may cast votes carried by such shares even though the shares do not stand of record in the name of the receiver; provided, that the order of a court of competent jurisdiction which appoints the receiver contains the authority to cast votes carried by such shares. If shares stand of record in the name of a minor, votes may be cast by the duly appointed guardian of the estate of such minor only if such guardian has provided the corporation with written proof of such appointment.

     With respect to shares standing of record in the name of another corporation, partnership, limited liability company or other legal entity on the record date, votes may be cast: (i) in the case of a corporation, by such individual as the bylaws of such other corporation prescribe, by such individual as may be appointed by resolution of the board of directors of such other corporation or by such individual (including, without limitation, the officer making the authorization) authorized in writing to do so by the chairman of the board, if any, president, chief executive officer, if any, or any vice president of such corporation and (ii) in the case of a partnership, limited liability company or other legal entity, by an individual representing such stockholder upon presentation to the corporation of satisfactory evidence of his or her authority to do so.

     Notwithstanding anything to the contrary contained herein and except for the corporation's shares held in a fiduciary capacity, the corporation shall not vote, directly or indirectly, shares of its own stock owned by it and such shares shall not be counted in determining the total number of outstanding shares entitled to vote.

     Any holder of shares entitled to vote on any matter may cast a portion of the votes in favor of such matter and refrain from casting the remaining votes or cast the same against the proposal, except in the case of elections of directors. If such holder entitled to vote does vote any of such stockholder's shares affirmatively and fails to specify the number of affirmative votes, it will be conclusively presumed that the holder is casting affirmative votes with respect to all shares held.

     With respect to shares standing of record in the name of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, husband and wife as community property, tenants by the entirety, voting trustees or otherwise and shares held by two or more persons (including proxy holders) having the same fiduciary relationship in respect to the same shares, votes may be cast in the following manner:

     (a) If only one person votes, the vote of such person binds all.

     (b) If more than one person casts votes, the act of the majority so voting binds all.

     (c) If more than one person casts votes, but the vote is evenly split on a particular matter, the votes shall be deemed cast proportionately, as split.

     If a quorum is present, unless the Articles of Incorporation, these Bylaws, the NRS or other applicable law provide for a different proportion, action by the stockholders entitled to vote on a matter, other than the election of directors, is approved by and is the act of the stockholders if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, unless voting by classes or series is required for any action of the stockholders by the NRS, the Articles of Incorporation or these Bylaws, in which case the number of votes cast in favor of the action by the voting power of each such class or series must exceed the number of votes cast in opposition to the action by the voting power of each such class or series. If a quorum is present, directors shall be elected by a plurality of the votes cast.

                                    ARTICLE 9

                                     PROXIES

     Stockholders of record may vote at any meeting either in person or by proxy or proxies appointed by a signed and executed instrument in writing, or by telegram, cablegram, or other means of electronic transmission or copy thereof, provided that the validity of such transmission can be determined by reference to information set forth thereon. Such instrument or transmission shall be filed with the secretary of the meeting before being voted. In the event that any such instrument or transmission shall designate two or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one shall be present, then that one, shall have and may exercise all of the powers conferred by such instrument or transmission upon all of the persons so designated unless such instrument or transmission shall otherwise provide.

     No proxy shall be valid after the expiration of six (6) months from the date of its execution unless coupled with an interest, or unless the person executing it specifies therein the length of time for which it is to continue in force, which in no case shall exceed seven (7) years from the date of its execution. Subject to the above, any proxy duly executed is not revoked and continues in full force and effect until an instrument revoking it or a duly executed proxy bearing a later date is filed with the secretary of the corporation.

                                   ARTICLE 10

                               BOARD OF DIRECTORS

     The Board of Directors shall be elected at the annual meeting of the stockholders or at any meeting held in place thereof as provided by these Bylaws and by applicable law. Upon the adoption of these Bylaws, the number of directors that shall constitute the whole Board of Directors shall be three (3). Thereafter, subject to any limitation set forth in the provisions of the Articles of Incorporation, the Board of Directors may, from time to time, by resolution adopted, increase or decrease the number of the directors that shall constitute the whole Board of Directors, provided that no such reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires.

     Each director shall serve until the next annual meeting of the stockholders and until his or her successor is duly elected and qualified. Except as otherwise required by the Articles of Incorporation or by resolution adopted by the Board of Directors, directors need not be stockholders of the corporation. Directors shall be over the age of eighteen (18).

                                   ARTICLE 11

                               POWERS OF DIRECTORS

     In the management and control of the property, business, and affairs of the corporation, the Board of Directors is hereby vested with all the powers possessed by the corporation itself, so far as this delegation of authority is not inconsistent with the NRS, with the Articles of Incorporation, or with these Bylaws. The Board of Directors may fix the compensation of directors for services in any capacity.

                                   ARTICLE 12

                    BOARD OF DIRECTORS MEETINGS AND CONSENTS

     12.1 MEETINGS.

     Regular meetings of the Board of Directors shall be held at such places and at such times as the Board of Directors by vote may, from time to time, determine, and if so determined no notice thereof need be given. Special meetings of the Board of Directors may be held at any time or place, whenever called by the president, a vice-president, the treasurer, the secretary, an assistant secretary or two directors, notice thereof being given to each director by the secretary or an assistant secretary or an officer calling the meeting, or at any time without formal notice provided all the directors are present or those not present shall waive or have waived notice thereof. Notice of special meetings, stating the time and place thereof, shall be given by mailing the same to each director at his or her residence or business address at least four (4) days before the meeting, or by delivering the same to him or her personally or telephoning or transmitting by facsimile the same to him or her at his or her residence or business address not later than forty-eight (48) hours before the time at which the meeting is to be held, unless, in case of emergency, the chairman of the Board of Directors or the president shall prescribe a shorter notice period.

     12.2 TELEPHONIC/ELECTRONIC MEETINGS.

     Members of the Board of Directors, or of any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or committee by means of a telephone conference network, or a similar communications method by which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this subsection constitutes presence in person at such meeting.

     12.3 CONSENT TO ACTION.

     Any action required or permitted to be taken at any meeting of the Board of Directors or committee may be taken without a meeting if, before or after such action, a written consent thereto is signed by all members of the Board of Directors or committee. Such unanimous written consent shall be filed with the minutes of the proceedings of the Board of Directors or committee.

                                   ARTICLE 13

                               QUORUM OF DIRECTORS

     Unless the Articles of Incorporation or these Bylaws provide for a different proportion, a majority of members of the Board of Directors, at a meeting duly assembled, shall constitute a quorum for the transaction of business. When a quorum is present at any meeting, the act of directors holding a majority of the voting power of the directors present shall be the act of the Board of Directors.

                                   ARTICLE 14

                              LIMITATIONS OF POWER

     The enumeration of the powers and duties of the Board of Directors in these Bylaws shall not be construed to exclude all or any powers and duties, except insofar as the same are expressly prohibited or restricted by the provisions of these Bylaws or the Articles of Incorporation. The Board of Directors may exercise all other powers and perform all such duties as may be granted by the NRS and as do not conflict with the provisions of these Bylaws or the Articles of Incorporation.

                                   ARTICLE 15

                                   COMMITTEES

     15.1 COMMITTEES OF DIRECTORS.

     The Board of Directors may, by resolution passed by a majority of the Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Subject to applicable law and to the extent provided in the resolution of the Board of Directors, any such committee shall have and may exercise all the powers of the Board of Directors in the management of the business and affairs of the corporation. Such committee or committees shall


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

have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

     15.2 COMMITTEE MINUTES.

     Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

     15.3 MEETINGS AND ACTION OF COMMITTEES.

     Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of these Bylaws applicable to the full Board of Directors, with such changes in the context of those Bylaws as are necessary to substitute the committee and its members for the Board of Directors and its members; provided, however, that (a) the time of regular meetings of committees may be determined either by resolution of the Board of Directors or by resolution of the committee and (b) special meetings of committees may also be called by resolution of the Board of Directors and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board of Directors may adopt rules not inconsistent with the provisions of these Bylaws for the government of any committee.

                                   ARTICLE 16

                                    OFFICERS

     The officers of the corporation shall include, without limitation, a president, a secretary, and a treasurer. The Board of Directors, in its discretion, may appoint a chairman of the board, who, when present, shall preside at all meetings of the Board of Directors, and who shall have such other powers as the Board of Directors shall prescribe.

     The officers of the corporation shall be appointed by the Board of Directors after its election by the stockholders, and a meeting may be held without notice for this purpose immediately after the annual meeting of the stockholders and at the same place. Any person may hold two or more offices at once.

                                   ARTICLE 17

                             ELIGIBILITY OF OFFICERS

     Except as otherwise required by the Articles of Incorporation or by resolution adopted by the Board of Directors, the president, secretary, treasurer, and such other officers as may be appointed need not be stockholders or directors of the corporation. Any person may hold more than one office, provided the duties thereof can be consistently performed by the same person.

                                   ARTICLE 18

                         ADDITIONAL OFFICERS AND AGENTS

     The Board of Directors, at its discretion, may appoint a chief executive officer, chief operating officer, chief financial officer, one or more vice presidents, assistant secretaries, assistant treasurers, and such other officers or agents as it may deem advisable, and prescribe the duties thereof.

                                   ARTICLE 19

                             CHIEF EXECUTIVE OFFICER

     Notwithstanding the generality of the foregoing, the chief executive officer, if any, shall be the senior executive officer of the corporation and, when present, shall preside at all meetings of the stockholders and, unless a chairman of the board has been appointed and is present, shall preside at meetings of the Board of Directors. The chief executive officer, if any, and any other persons authorized by the Board of Directors, shall sign all certificates of stock, bonds, deeds, mortgages, extension agreements, modification of mortgage agreements, leases and contracts of the corporation. The chief executive officer, if any, shall perform all of the duties commonly incident to his or her office and shall perform such other duties as the Board of Directors shall designate.

                                   ARTICLE 20

                                    PRESIDENT

     Notwithstanding the generality of the foregoing, in the absence of a chief executive officer, the president shall be the senior executive officer of the corporation. The president shall report to the chief executive officer or, if no chief executive officer has been appointed, to the Board of Directors and shall have such duties as may be assigned by the chief executive officer or by the Board of Directors. The president shall perform all of the duties commonly incident to his or her office and shall perform such other duties as the Board of Directors shall designate. In the absence of a chief executive officer, the president shall preside at all meetings of the stockholders and, unless a chairman of the board has been appointed and is present, shall preside at meetings of the Board of Directors.

                                   ARTICLE 21

                             CHIEF OPERATING OFFICER

     The chief operating officer, if any, shall report to the chief executive officer or, if no chief executive officer has been appointed, to the president and shall have such duties as may be assigned by the chief executive officer or by the president. The chief operating officer, if any, shall perform all of the duties commonly incident to his or her office and shall perform such other duties as the Board of Directors shall designate.

                                   ARTICLE 22

                             CHIEF FINANCIAL OFFICER

     The chief financial officer, if any, shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. He or she shall perform all of the duties commonly incident to his or her office and such other duties as the Board of Directors shall designate. The books of account shall at all reasonable times be open to inspection by any director.

                                   ARTICLE 23

                                    SECRETARY

     The secretary shall keep accurate minutes of all meetings of the stockholders and the Board of Directors, and shall perform all the duties commonly incident to his or her office, and shall perform such other duties and have such other powers as the Board of Directors shall designate. The secretary shall have power, together with the chief executive officer, if any, the president, and any vice president, to sign certificates of stock of the corporation. In his or her absence at the meeting an assistant secretary or a secretary pro tempore shall perform his or her duties.

                                   ARTICLE 24

                                    TREASURER

     The treasurer, subject to the order of the Board of Directors, shall have the care and custody of the money, funds, valuable papers, and documents of the corporation (other than his or her own bond, if any, which shall be in the custody of the president), and shall have and exercise, under the supervision of the Board of Directors, all the powers and duties commonly incident to his or her office, and shall give bond in such form and with such sureties as shall be required by the Board of Directors. He or she shall deposit all funds of the corporation in such bank or banks, trust company or trust companies, or with such firm or firms, doing a banking business, as the directors shall designate. He or she may endorse for deposit or collection all checks and notes payable to the corporation or to its order, may accept drafts on behalf of the corporation, and together with the president may sign certificates of stock. He or she shall keep accurate books of account of the corporation's transactions which shall be the property of the corporation, and, together with all property in his or her possession, shall be subject at all times to the inspection and control of the Board of Directors.

     All checks, drafts, notes, or other obligations for the payment of money shall be signed by such officer or officers or agent or agents as the Board of Directors shall by general or special resolution direct. The Board of Directors may also in its discretion require, by general or special resolutions, that checks, drafts, notes, and other obligations for the payment of money shall be countersigned or registered as a condition to their validity by such officer or officers or agent or agents as shall be directed in such resolution.

                                   ARTICLE 25

                            RESIGNATIONS AND REMOVALS

     Any director or officer of the corporation may resign at any time by giving written notice to the corporation, to the Board of Directors, or to the chairman of the board, if any, or to the president or to the secretary of the corporation. Any such resignation shall take effect at the time specified therein, or, if the time be not specified therein, upon its acceptance by the Board of Directors. Any director may be removed from office by the vote of stockholders representing a majority of the issued and outstanding capital stock entitled to voting power at any time, with or without cause. Any officer or agent appointed by the Board of Directors may be removed by the Board of Directors at any time, with or without cause. Any such removal or resignation of the directors, officers or agents of the corporation shall be subject to the rights, if any, of the respective parties under any contract between the corporation and such officer or agent.

                                   ARTICLE 26

                                    VACANCIES

     Vacancies in the Board of Directors, including those caused by an increase in the number of directors, may be filled by a majority of the remaining directors, though less than a quorum. Vacancies in the Board of Directors may be filled for the unexpired term by the stockholders at a meeting called for that purpose, unless such vacancy shall have been filled by the directors. Vacancies resulting from an increase in the number of directors may be filled in the same manner. Any vacancy in any office of the corporation may be filled by the Board of Directors for the unexpired portion of the term of such office.

                                   ARTICLE 27

                              CERTIFICATES OF STOCK

     Every stockholder shall be entitled to a certificate or certificates of the capital stock of the corporation in such form as may be prescribed by the Board of Directors, duly numbered and sealed with the corporate seal of the corporation and setting forth the number and kind of shares signed by the president, the chief executive officer, if any, or a vice president, and by the secretary or an assistant secretary, of the corporation (or any other two officers or agents so authorized by the Board of Directors); provided, however, whenever such certificate is countersigned or otherwise authenticated by a transfer agent or a transfer clerk and by a registrar (other than the corporation), then a facsimile of the signatures of any corporate officers or agents, the transfer agent, transfer clerk or the registrar of the corporation may be printed or lithographed upon the certificate in lieu of the actual signatures.

                                   ARTICLE 28

                                TRANSFER OF STOCK

     Unless further limited by the Articles of Incorporation, shares of stock may be transferred by delivery of the certificate accompanied either by an assignment in writing on the back of the certificate or by a written power of attorney to sell, assign, and transfer the same on the books of the corporation, signed by the person appearing by the certificate to be the owner of the shares represented thereby, together with all necessary federal and state transfer tax stamps affixed and shall be transferable on the books of the corporation upon surrender thereof so assigned or endorsed. The person registered on the books of the corporation as the owner of any shares of stock shall be entitled to all the rights of ownership with respect to such shares. It shall be the duty of every stockholder to notify the corporation of his or her post office address.

                                   ARTICLE 29

                                    INDEMNITY

     29.1 INDEMNIFICATION OF OFFICERS AND DIRECTORS IN ADVANCE.

     The corporation shall, to the maximum extent and in the manner permitted by
Section 78.751 of the NRS, indemnify each of its directors and officers against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation. For purposes of this Article, an "officer" or "director" of the corporation includes any person (i) who is or was a director or officer of the corporation, (ii) is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (iii) was a director or officer of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

     The corporation shall, to the maximum extent permitted by Section 78.751 of the NRS, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or was a director or officer of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation against expenses, including amounts paid in settlement and attorneys' fees.

     The corporation shall pay the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation.

     29.2 INDEMNIFICATION OF EMPLOYEES AND AGENTS.

     The corporation shall have the power, to the maximum extent and in the manner permitted by Section 78.751 of the NRS, to indemnify each of its employees and agents against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation. For purposes of this Article, an "employee" or "agent" of the corporation includes any person (i) who is or was an employee or agent of the corporation, (ii) is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (iii) was an employee or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

     The corporation shall have the power, to the maximum extent and in the manner permitted by Section 78.751 of the NRS, to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he, she or it is or was an employee or agent of the corporation, or is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or was an employee or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation against expenses, including amounts paid in settlement and attorneys' fees.

     29.3 INDEMNITY NOT EXCLUSIVE.

     The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the Articles of Incorporation, any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

     29.4 INDEMNIFICATION FOR SUCCESSFUL DEFENSE.

     To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2 of Section 78.751 of the NRS, or in defense of any claim, issue or matter therein, he, she or it must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him, her or it in connection with the defense.

     29.5 CONTINUING RIGHT TO INDEMNIFICATION.

     The indemnification and advancement of expenses authorized in or ordered by a court pursuant to Section 78.751 of the NRS continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

     29.6 INSURANCE AND OTHER FINANCIAL ARRANGEMENTS.

     The corporation shall have the power, to the maximum extent and in the manner permitted by Section 78.752 of the NRS, to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

     29.7 AMENDMENT OF ARTICLE.

     The provisions of this Article 29 relating to indemnification shall constitute a contract between the corporation and each of its directors and officers which may be modified as to any director or officer only with that person's consent or as specifically provided in this Section. Notwithstanding any other provision of these Bylaws relating to their amendment generally, any repeal or amendment of this Article 29 which is adverse to any director or officer shall apply to such director or officer only on a prospective basis and shall not limit the rights of such director or officer to indemnification with respect to any action or failure to act occurring prior to the time of such repeal or amendment. Notwithstanding any other provision of these Bylaws (including, without limitation, Article 34 below), no repeal or amendment of these Bylaws shall affect any or all of this Article 29 so as to limit or reduce the indemnification in any manner unless adopted by (a) the unanimous vote of the directors of the corporation then serving or (b)by the stockholders as set forth in Article 34 below; provided that no such amendment shall have a retroactive effect inconsistent with the preceding sentence.

                                   ARTICLE 30

                         TRANSFER BOOKS AND RECORD DATES

     30.1 RECORD DATE FOR NOTICE AND VOTING.

     The Board of Directors may prescribe a period not exceeding sixty (60) days before any meeting of the stockholders during which no transfer of stock on the books of the corporation may be made, or may fix a day not more than sixty (60) days before the holding of any such meeting as the day as of which stockholders entitled to notice of and to vote at such meetings must be determined. Only stockholders of record on that day are entitled to notice or to vote at such meeting.

     If the Board of Directors does not so fix a record date:

     (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held; and

     (2) the record date for determining stockholders entitled to give consent to corporate action in writing without a meeting, (i) when no prior action by the Board of Directors has been taken, shall be the day on which the first written consent is given, or (ii) when prior action by the Board of Directors has been taken, shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to that action, or the sixtieth
(60th) day before the date of such other action, whichever is later.

     30.2 RECORD DATE FOR PURPOSES OTHER THAN NOTICE AND VOTING.

     For purposes of determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any other lawful action (other than action by stockholders by written consent without a meeting), the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days before any such action. In that case, only stockholders of record at the close of business on the date so fixed are entitled to receive the dividend, distribution or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date so fixed, except as otherwise provided in the NRS. If the Board of Directors does not so fix a record date, then the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the applicable resolution or the sixtieth (60th) day before the date of that action, whichever is later.

                                   ARTICLE 31

                              LOSS OF CERTIFICATES

     In case of loss, mutilation, or destruction of a certificate of stock, a duplicate certificate may be issued upon such terms as the Board of Directors shall prescribe.

                                   ARTICLE 32

                               CORPORATE AUTHORITY

     32.1 CHECKS; DRAFTS; EVIDENCES OF INDEBTEDNESS.

     From time to time, the Board of Directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the corporation, and only the persons so authorized shall sign or endorse those instruments.

     32.2 CORPORATE CONTRACTS AND INSTRUMENTS; HOW EXECUTED.

     The Board of Directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the


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

corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

                                   ARTICLE 33

                                   FISCAL YEAR

     The fiscal year of the Corporation shall end on the 31st day of December in each year. It may be changed by resolutions of the Board of Directors.

                                   ARTICLE 34

                              CHANGES IN NEVADA LAW

     References in these Bylaws to Nevada law or the NRS or to any provision thereof shall be to such law as it existed on the date these Bylaws were adopted or as such law thereafter may be changed; provided that (a)in the case of any change which expands the liability of directors or officers or limits the indemnification rights or the rights to advancement of expenses which the corporation may provide in Article 29 hereof, the rights to limited liability, to indemnification and to the advancement of expenses provided in the Articles of Incorporation and/or these Bylaws shall continue as theretofore to the extent permitted by law and (b)if such change permits the corporation, without the requirement of any further action by stockholders or directors, to limit further the liability of directors or limit the liability of officers or to provide broader indemnification rights or rights to the advancement of expenses than the corporation was permitted to provide prior to such change, then liability thereupon shall be so limited and the rights to indemnification and the advancement of expenses shall be so broadened to the extent permitted by law.

                                   ARTICLE 35

                                   AMENDMENTS

     The Bylaws of the corporation, regardless of whether made by the stockholders or by the Board of Directors, may be amended, added to, or repealed by the stockholders of the issued and outstanding capital stock of this corporation, at any meeting of the stockholders, provided notice of the proposed change is given in the notice of meeting, or notice thereof is waived in writing.

     Subject to the Bylaws, if any, adopted by the stockholders of the issued and outstanding capital stock of this corporation, the Board of Directors may amend, add to, or repeal the Bylaws of the corporation.


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